Exhibit 23.1(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Vail Resorts, Inc. of our report dated November 11, 2003 relating to the financial statements and financial statement schedule, which appears in Vail Resorts, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.


                                           /s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 25, 2004